Exhibit 99.3

UNITED STATES DISTRICT COURT

DISTRICT OF NEVADA

SHUFFLE MASTER, INC., a Minnesota

corporation,

Plaintiff,

vs.

VENDINGDATA CORPORATION, a

Nevada corporation,

CASINOVATIONS a Nevada

corporation; and CASINOVATIONS

SALES INC., a Nevada corporation, et. al.,

Defendants.

	) ) ) ) ) ) ) ) ) ) ) ) ) )	Case No. CV-S-02-0438-JCM (PAL) Date: N/A Time: N/A
AND RELATED COUNTERCLAIMS	) ) )

ORDER

Presently before the court is defendants’ motion for reconsideration (#119) of this court’s order (#113) denying summary judgment pursuant to Orr v. Bank of America, 285 F.3d 764 (9th Cit. 2002). Plaintiff filed an opposition (#123) to which defendants filed a reply (#124).

Reconsideration is appropriate when: “(1) the district court is presented with newly discovered evidence; (2) the district court committed clear error or the initial decision was manifestly unjust; or (3) if there is an intervening change in controlling law.” School Dist. No. 1J v. AcandS, Inc. 5 F.3d 1255, 1263 (9th Cir. 1993). Defendants have failed to present any new law, new facts or new evidence that indicate any of the circumstances enumerated by the ninth circuit.

IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that defendants’ motion for reconsideration (#119) be, and the same hereby is, DENIED.

DATED May 13, 2005.

/S/ JAMES C. MAHAN
UNITED STATES DISTRICT JUDGE

CERTIFICATE OF SERVICE

I hereby certify that on the 17th day of May, 2005, I did cause to be served upon the individuals listed below at the addresses listed below a copy of the foregoing order by placing a copy thereof in the United States mails first-class postage prepaid of in the attorney’s distribution box located in the U.S. court clerk’s office:

Donald Campbell, Esq.
J. Colby Williams, Esq.
700 S. Seventh Street
Las Vegas, Nevada 89101
Attorneys for the plaintiff
Joseph R. Re, Esq.
Irfan A. Lateef, Esq.
Knobbe Martens Olson & Bear
2040 Main Street, 14th Floor
Irvine, California 92614
Attorneys for the defendant
W. West Allen, Esq.
Michael C. McCue, Esq.
Lewis & Roca, LLP
3993 Howard Hughes Parkway, Suite 600
Las Vegas, Nevada 89109

/S/